Exhibit 99.1

Neumora Therapeutics Reports Second Quarter 2025 Financial Results and Provides Business Update

Initiated Phase 1 single-ascending dose/multiple-ascending dose (SAD/MAD) study with M4 positive allosteric modulator (PAM) NMRA-861, with data expected in the first quarter of 2026

Announces prioritization of obesity as lead indication for NMRA-215, a highly brain-penetrant NLRP3 inhibitor, with data from diet-induced obesity (DIO) mouse model expected in 2025

Entering catalyst-rich period with up to six clinical data readouts in patients over the next 18 months, including Phase 3 data for navacaprant in major depressive disorder (MDD) and Phase 1b data for NMRA-511 in Alzheimer’s disease agitation

Strong financial position with $217.6 million in cash, cash equivalents and marketable securities expected to support operations into 2027

Company to host conference call today at 4:30 p.m. ET

WATERTOWN, Mass., August 6, 2025 – Neumora Therapeutics, Inc. (Nasdaq: NMRA) a clinical-stage biopharmaceutical company with a therapeutics pipeline consisting of seven programs that target novel mechanisms of action for a broad range of underserved, prevalent diseases, today announced financial results for the second quarter ended June 30, 2025, and provided a business update.

“Our R&D efforts have fueled multiple upcoming catalysts, with up to six clinical data readouts in patients over the next 18 months. Additionally, we have productively advanced our pre-clinical pipeline, including prioritizing obesity as the lead indication for NMRA-215, our highly brain-penetrant NLRP3 inhibitor. An increasing body of evidence supports the need for the role of centrally acting drugs to drive weight loss in obesity, and we believe our expertise in developing highly brain-penetrant chemistry will support our advancement into the field. Obesity is associated with significant negative outcomes and lower quality of life, and unmet needs remain high despite the current generation of incretin therapies. In fact, up to a third of patients are non-responders to current therapies, and do not experience clinically meaningful weight loss. Additionally, patients experience significant on-target GI adverse effects, and weight regain is common after patients stop taking these drugs. We expect to initiate clinical studies with NMRA-215 in the first quarter of 2026,” said Paul L. Berns, chairman and chief executive officer, Neumora. “We are also looking forward to the upcoming clinical data readouts for navacaprant and NMRA-511, and we recently initiated a Phase 1 study with NMRA-861, our M4 PAM with potential best-in-class pharmacology. We anticipate data from the NMRA-861 study in early 2026 and are excited about its potential as a therapeutic option for people with schizophrenia that addresses the need for more effective and better tolerated therapies beyond current antipsychotics and non-selective muscarinic agents.”

KEY PIPELINE HIGHLIGHTS

M4 Positive Allosteric Modulator (PAM) Franchise: Initiated Phase 1 Clinical Study of NMRA-861

In July 2025, Neumora announced the initiation of a Phase 1 single-ascending dose/multiple-ascending dose (SAD/MAD) study of NMRA-861 in healthy adult participants and adults with stable schizophrenia. NMRA-861 is a highly potent and selective M4 PAM with potential best-in-class pharmacology that Neumora plans to develop for the treatment of schizophrenia and other neuropsychiatric disorders.

Neumora expects to report data from the Phase 1 SAD/MAD study in the first quarter of 2026, including safety and tolerability, and human pharmacokinetic data confirming the potential for once-daily dosing and central nervous system penetration. Additionally, the Company expects to bring another M4 PAM, NMRA-898, into the clinic in 2025.

NMRA-215: Obesity Prioritized as Lead Indication for NLRP3 Inhibitor Program

Neumora today announced that the Company prioritized obesity as the lead indication for NMRA-215, its potential best-in-class, highly potent and brain-penetrant NLRP3 inhibitor. NMRA-215 has demonstrated potential best-in-class brain penetration, target engagement and pharmacodynamic activity in relevant animal models.

Neumora is currently conducting preclinical DIO studies to characterize the potential of NMRA-215 in obesity and expects to report data in 2025. Additionally, Neumora expects to progress NMRA-215 into the clinic in the first quarter of 2026.

Navacaprant: Enrollment Ongoing in Phase 3 KOASTAL Program; Topline Data Expected in 1H 2026

The Company is on track to report topline data with navacaprant in MDD from KOASTAL-3 in the first quarter of 2026 and KOASTAL-2 in the second quarter of 2026.

NMRA-511: On Track to Report Data from Phase 1b Signal-seeking Study in Alzheimer’s Disease (AD) Agitation Around the End of 2025

Neumora is on track to report data from a Phase 1b signal-seeking study evaluating NMRA-511 as a treatment for AD agitation around the end of 2025.

SECOND QUARTER 2025 FINANCIAL RESULTS

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Cash Position: As of June 30, 2025, Neumora had cash, cash equivalents and marketable securities of $217.6 million.

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Financial Guidance: The Company expects that its cash, cash equivalents and marketable securities as of June 30, 2025, will enable it to fund its operating plan into 2027.

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R&D Expense: Research and development expenses for the second quarter of 2025 were $38.7 million, as compared to $48.6 million for the same period in 2025. This decrease was primarily due to a reduction in stock-based compensation and personnel related expense, and a reduction in clinical trial costs.

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G&A Expense: General and administrative expenses for the second quarter of 2025 were $15.3 million, as compared to $15.2 million for the same period in 2024.

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Net Loss: The Company reported a net loss of $52.7 million for the second quarter of 2025, as compared to $58.7 million for the same period in 2024.

Conference Call Information

Neumora will host a live conference call and webcast at 4:30 p.m. ET today to review these updates. A live webcast of the event will be available on the events and presentations section of the Company’s website at www.neumoratx.com. A replay of the webcast will be available following the completion of the event and will be archived for up to 30 days. Participants may register for the conference call here and are advised to do so at least 10 minutes prior to joining the call.

About Neumora

Neumora Therapeutics, Inc. is a clinical-stage biopharmaceutical company founded to confront the greatest medical challenges of our generation by taking a fundamentally different approach to the way treatments for brain diseases are developed. Our therapeutic pipeline currently consists of seven programs that target novel mechanisms of action for a broad range of underserved, prevalent diseases. Neumora’s mission is to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Neumora Therapeutics, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including statements related to: Neumora’s intention to redefine neuroscience drug development by bringing forward the next generation of novel therapies that offer improved treatment outcomes and quality of life for patients; the timing, progress and plans for its therapeutic development programs, including the timing of clinical trial initiation and data readouts and upcoming milestones and catalysts; expectations and projections regarding future operating results and financial performance, including the sufficiency of its cash resources and expectation of the timing of its cash runway; and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Other than statements of historical facts, all statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause the actual results to be materially different from the information expressed or implied by these forward-looking statements, including, among others: the risks related to the inherent uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals; risks related to the timely initiation and enrollment in our clinical trials; risks related to our reliance on third parties, including contract research organizations; risks related to serious or undesirable side effects of our therapeutic candidates; risks related to our ability to utilize and protect our intellectual property rights; and other matters that could affect sufficiency of capital resources to fund operations. For a detailed discussion of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Neumora’s business in general, please refer to the risk factors identified in the Company’s filings with the Securities and Exchange Commission (SEC), including but not limited to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 which was filed with the SEC on or about the date hereof. Forward-looking statements speak only as of the date hereof, and, except as required by law, Neumora undertakes no obligation to update or revise these forward-looking statements. Our results for the quarter ended June 30, 2025 are also not necessarily indicative of our operating results for any future periods.

Financial Tables

NEUMORA THERAPEUTICS

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$38,724	$48,628	$90,875	$94,385
General and administrative	15,316	15,194	34,101	29,511
Total operating expenses	54,040	63,822	124,976	123,896
Loss from operations	(54,040)	(63,822)	(124,976)	(123,896)
Other income (expense):
Interest income, net	1,814	5,271	4,888	11,636
Other income (expense), net	(480)	(24)	(505)	(36)
Total other income	1,334	5,247	4,383	11,600
Net loss before income taxes	(52,706)	(58,575)	(120,593)	(112,296)
Provision for income taxes	25	125	130	125
Net loss	(52,731)	(58,700)	(120,723)	(112,421)
Other comprehensive loss:
Unrealized loss on marketable securities	(12)	(39)	(77)	(111)
Comprehensive loss	$(52,743)	$(58,739)	$(120,800)	$(112,532)
Net loss per share, basic and diluted	$(0.33)	$(0.37)	$(0.75)	$(0.71)
Weighted-average shares outstanding, basic and diluted	161,691	158,984	161,572	158,464

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2025	December 31, 2024
Cash, cash equivalents and marketable securities	$217,588	$307,578
Total assets	$223,825	$316,972
Total liabilities	$40,946	$29,908
Total stockholders’ equity	$182,879	$287,064

Neumora Contact

Helen Rubinstein

617-402-5700

Helen.Rubinstein@neumoratx.com